Exhibit 99.2

PRELIMINARY COPY

OFFICEMAX INCORPORATED C/O WELLS FARGO SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MINNESOTA 55164-0945

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and to view our proxy materials up until 11:59 P.M. Eastern Time on [—], for all shares of stock other than preferred stock held in the Employee Stock Ownership Plan, for which the deadline is 11:59 P.M. Eastern Time on [—]. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - [—]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [—], for all shares of stock other than preferred stock held in the Employee Stock Ownership Plan, for which the deadline is 11:59 P.M. Eastern Time on [—]. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until 11:59 P.M. Eastern Time on [—], for all shares of stock other than the preferred stock held in the Employee Stock Ownership Plan, for which the deadline is 11:59 P.M. Eastern Time on [—].

PREFERRED STOCK HELD IN THE EMPLOYEE STOCK OWNERSHIP PLAN

This proxy covers all Series D Convertible Preferred Stock in the Employee Stock Ownership Plan fund for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 P.M. Eastern Time on [—], the Plan’s Trustee will vote the shares held in the Plan in the same proportion as shares voted by other plan participants.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M60855-TBD	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

OFFICEMAX INCORPORATED

The Board of Directors recommends you vote “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.					For	Against	Abstain

1    Proposal to adopt the Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated, as it may be amended from time to time, and to approve the first merger and the second merger contemplated by the Merger Agreement.

					☐	☐	☐

2.   Proposal to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to OfficeMax Incorporated’s named executive officers that is based on or otherwise related to the transactions contemplated by the Merger Agreement.

					☐	☐	☐
3. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt Proposal 1.					☐	☐	☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
The undersigned acknowledges receipt prior to the execution of this proxy of a notice of special meeting of stockholders and a joint proxy statement/prospectus dated [—].

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

PRELIMINARY COPY

Dear Stockholder:

OfficeMax Incorporated will hold its special meeting of stockholders at [—], at [—] p.m., [—] Time, on [—]. Please review the joint proxy statement/prospectus related to the proposed merger with Office Depot, Inc. and vote your shares of stock for the upcoming special meeting.

Your vote is important.

Broadridge, an independent tabulator, will receive and tabulate the proxy cards.

If you also hold shares of stock through a bank, brokerage firm or other nominee, you will receive separate proxy card(s) or voting instruction card(s) to vote those shares. To be sure that all of the shares of stock are voted at the meeting, follow the instructions on each separate proxy card that you receive.

SHARES HELD IN THE EMPLOYEE STOCK OWNERSHIP PLAN

This proxy covers all Series D Convertible Preferred Stock in the Employee Stock Ownership Plan fund for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on [—], the Plan’s Trustee will vote the shares held in the Plan in the same proportion as shares voted by other Plan participants.

M60856-TBD

VOTING INSTRUCTION CARD

OFFICEMAX INCORPORATED

SPECIAL MEETING OF STOCKHOLDERS

[—]

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OFFICEMAX INCORPORATED

The stockholder signing this card appoints [—], [—] and [—] as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card) all of the stockholder’s OfficeMax Incorporated stock held on [—] at the Company’s special meeting to be held on [—], and at any adjournment or postponement of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting. All previous proxies are hereby revoked.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then each of the proposals 1, 2 and 3 will receive FOR votes.